EXHIBIT 23.1.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Smart Choice Automotive Group, Inc.
Titusville, Florida

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 1998, except for the first paragraph in Note 12 as to which the date is July 23, 1998, relating to the consolidated financial statements of Smart Choice Automotive Group, Inc. and subsidiaries which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                        /s/ BDO SEIDMAN, LLP
                                        --------------------
                                            BDO Seidman, LLP

Orlando, Florida
August 20, 1998